Exhibit 99.1

NEWS RELEASE Contact: Jim Albrecht, Chief Financial Officer Email: ir@Globalscape.com Contact: Jim Fanucchi, Darrow Associates, Inc. Phone number: (408) 404-5400 Email: ir@Globalscape.com

Globalscape Announces Financial Results for the First Quarter 2014

Results in Line with Expectations During Period of Organization and Program Enhancements

SAN ANTONIO, Texas — May 13, 2014 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, today announced its financial results for the three month period ended March 31, 2014.

Revenue for the three months ended March 31, 2014, was $5.7 million compared to revenue of $5.9 million for the three months ended March 31, 2013.

The Company’s deferred revenue, which the Company believes can be an indicator of future revenue trends, was $10.7 million at March 31, 2014, compared to $9.8 million at March 31, 2013, a 9% increase.

For the three months ended March 31, 2014, the Company had net income of $534,000 or $0.03 per share, compared to a net income of $517,000 million, or $0.03 per share, for the three months ended March 31, 2013.

Adjusted EBITDA Excluding Infrequent Items was $1 million for the three months ended March 31, 2014, compared to $1.2 million for the three months ended March 31, 2013. Adjusted EBITDA Excluding Infrequent Items is not a measure of financial performance under GAAP and has limitations as an analytical tool and when assessing the Company’s operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP.

Cash and cash equivalents were $10.7 million at March 31, 2014, up from $9.5 million at December 31, 2013.

“Our bottom line performance in the first quarter was solid with earnings per share and positive Adjusted EBITDA essentially matching the year ago period in spite of slightly weaker revenue.  In addition, our cash balances at the end of the first quarter grew by about $1.2 million from the end of the prior quarter,” said James Bindseil, President and Chief Executive Officer of Globalscape.  “During the fourth quarter of 2013, we began making several improvements to our sales and engineering organizations, sales and marketing programs and product development initiatives and timelines designed to drive long-term revenue growth.  We are confident the sales leadership we have in place, the enhanced sales and marketing programs they are pursuing, and the new product features and functionality we will introduce during 2014 will deliver improved financial results in future quarters.”

Conference Call May 13, 2014 at 4:30 p.m. ET
Globalscape management will hold a conference call Tuesday, May 13, 2014 to discuss financial results for the first quarter of 2014 and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wanting to join should dial 1-877-941-4775 and use Conference ID # 4682884. A live webcast of the conference call will also be available in the investor relations page of the company's website at www.Globalscape.com. A webcast replay of the conference call will be available on the Company’s website through June 13, 2014.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT Server, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

Summary Financial Data

GlobalSCAPE, Inc.
Statements of Operations
(Unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,
	2014	2013

Operating Revenues:
Software license	$1,545	$1,957
Maintenance and support	3,568	3,283
Professional services	237	399
Others	378	240
Total Revenues	5,728	5,879
Operating Expenses:
Cost of revenues	204	263
Selling, general and administrative	4,049	3,850
Research and development	527	762
Depreciation and amortization	141	257
Total operating expenses	4,921	5,132
Income from operations	807	747
Other expense, net	(20)	(47)
Income before income taxes	787	700
Income tax expense	253	183
Net income	$534	$517
Comprehensive income	$534	$517

Net income per common share - basic	$0.03	$0.03
Net income per common share - diluted	$0.03	$0.03
Average shares outstanding:
Basic	19,534	18,444
Diluted	20,394	18,982

GlobalSCAPE, Inc.
Balance Sheets
(Unaudited)

In thousands except per share amounts.

	March 31,	December 31,
	2014	2013

Assets
Current assets:
Cash and cash equivalents	$10,687	$9,455
Accounts receivable (net of allowance for doubtful accounts
of $257 and $154 in 2014 and 2013, respectively)	3,406	3,765
Income tax receivable	97	113
Current deferred tax assets	109	184
Prepaid expenses	274	349
Total current assets	14,573	13,866

Fixed assets, net	734	744
Investment in certificate of deposit	3,138	3,122
Capitalized software development costs, net	1,711	1,028
Goodwill	12,712	12,712
Deferred tax asset	1,137	1,476
Other assets	144	144
Total assets	$34,149	$33,092

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$693	$655
Accrued expenses	940	898
Deferred revenue	8,718	9,092
Income taxes payable	-	-
TappIn earn out, current portion	-	-
Long term debt, current portion	1,298	1,397
Total current liabilities	11,649	12,042

Deferred revenue, non-current portion	1,998	1,708
TappIn earn out, non-current portion	-	-
Long-term debt. non-current portion	2,747	2,989
Other long term liabilities	56	60

Commitments and contingencies	-	-

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000
authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000
authorized, 19,645,236 and 19,592,117 issued March 31, 2014
and December 31, 2013	20	20
Additional paid-in capital	16,706	15,834
Treasury stock, 403,581 shares, at cost, at March 31, 2014
and December 31, 2013.	(1,452)	(1,452)
Retained earnings	2,425	1,891
Total stockholders’ equity	17,699	16,293
Total liabilities and stockholders’ equity	$34,149	$33,092

GlobalSCAPE, Inc.
Statements of Cash Flows
(Unaudited)

(in thousands)
	For the three months ended March 31,
	2014	2013
Operating Activities:
Net income	$534	$517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141	257
Stock-based compensation	126	192
Deferred taxes	414	(47)
Bad debt expense (recoveries)	108	36
Excess tax deficiency from share-based
compensation	173	-
Subtotal before changes in operating assets and liabilities	1,496	955
Changes in operating assets and liabilities:
Accounts receivable	251	139
Prepaid expenses	75	9
Income tax payable	(157)	84
Accounts payable	38	115
Accrued expenses	42	(353)
Deferred revenue - M&S	(84)	59
Other long-term liabilities	(4)	(1)
Net cash provided by (used for) operating activities	1,657	1,007
Investing Activities:
Purchase of property and equipment	(63)	(18)
Software development costs	(751)	(171)
Purchase of Tappin, Inc. and earnout payments	-	(500)
Interest reinvested in certificate of deposit	(16)	(16)
Net cash provided by (used for) investing activities	(830)	(705)
Financing Activities:
Proceeds from exercise of stock options	919	4
Net tax effect of stock option and restricted stock activity	(173)	-
Notes payable principle payments	(341)	(329)
Net cash provided by (used for) financing activities	405	(325)
Net increase (decrease) in cash	1,232	(23)
Cash at beginning of period	9,455	8,079
Cash at end of period	$10,687	$8,056

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest on notes payable	$49	$64
Income taxes	$45	$160

GlobalSCAPE, Inc.
Adjusted EBITDA Excluding Infrequent Items
(Unaudited)

(In thousands)
	Three Months Ended
	March 31,
	2014	2013
Net income (loss)	534	517
Add (subtract) items to determine adjusted EBITDA excluding infrequent items:
Income tax expense	253	183
Other expense	20	47
Depreciation and amortization
Total depreciation and amortization	141	257
Amortization of capitalized software
development costs	(68)	(34)
Stock-based compensation expense	126	192
Infrequent item:

Adjusted EBITDA excluding infrequent items	$1,006	$1,162

Adjusted EBITDA [Earnings before Interest, Taxes, Total Other Income (Expense), Depreciation, and Amortization (including amortized stock-based compensation expense)] Excluding Infrequent Items is not a measure of financial performance under generally accepted accounting principles and should not be considered a substitute for net income. Adjusted EBITDA Excluding Infrequent Items has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA Excluding Infrequent Items should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with generally accepted accounting principles.